As filed with the Securities and Exchange Commission on March 4, 2020

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CYTOKINETICS, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	94-3291317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

280 East Grand Avenue

South San Francisco, CA 94080

(Address of principal executive offices)

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

Robert I. Blum

President and Chief Executive Officer

Cytokinetics, Incorporated

280 East Grand Avenue

South San Francisco, CA 94080

(650) 624-3000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☑
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum OfferingPrice Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Amended and Restated 2004 Equity Incentive Plan, Common Stock $0.001 par value	4,100,000	$13.76	$56,416,000	$7,323
TOTAL:	4,100,000	$13.76	$56,416,000	$7,323
(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of the Company’s common stock (the “Common Stock”) which become issuable under the plan covered hereby by reason of any stock split, stock dividend, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock.

(2)

Estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act solely for the purpose of calculating the total registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Select Market on February 28, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,100,000 shares of the Common Stock to be issued pursuant to the Amended and Restated 2004 Equity Incentive Plan (the “EIP”). The shares of the Common Stock previously reserved for issuance under the EIP were registered on the Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on May 4, 2004 (File No. 333-115146), June 20, 2005 (File No. 333-125973), April 14, 2006 (File No. 333-133323), August 11, 2006 (File No. 333-136524), February 28, 2007 (File No. 333-140963), March 14, 2008 (File No. 333-149713), August 7, 2008 (File No. 333-152850), August 6, 2009 (File No. 333-161116), August 4, 2010 (File No. 333-168520), August 5, 2011 (File No. 333-176089), August 6, 2012 (File No. 333-183091), August 7, 2013 (File No. 333-190458); August 5, 2015 (File No. 333-206101) and November 3, 2017 (File No. 333-221348) (collectively, the “Prior Registration Statements”). This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the EIP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

ITEM 8.	EXHIBITS

Exhibit
Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.3(3)	Amended and Restated Bylaws.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.4(5)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.4(6)	Specimen Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	Amended and Restated 2004 Equity Incentive Plan.

(1)	Incorporated by reference from the Company’s registration statement on Form S-3, registration number 333-174869, filed with the Securities and Exchange Commission on June 13, 2011.
(2)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 4, 2011.
(3)	Incorporated by reference from the Company’s registration statement on Form S-1, registration number 333-112621, declared effective by the Securities and Exchange Commission on April 29, 2004.
(4)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 25, 2013.
(5)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 20, 2016.
(6)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cytokinetics, Incorporated, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 4th day of March, 2020.

CYTOKINETICS, INCORPORATED

By:	/s/ Robert I. Blum
Robert I. Blum
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert I. Blum, Ching Jaw, Mark A. Schlossberg, and Robert Wong jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert I. Blum Robert I. Blum	President, Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2020

/s/ Ching Jaw Ching Jaw	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	March 4, 2020

/s/ Robert Wong Robert Wong	Vice President, Chief Accounting Officer (Principal Accounting Officer)	March 4, 2020

/s/ L. Patrick Gage L. Patrick Gage, Ph.D.	Chairman of the Board of Directors	March 4, 2020

/s/ Robert Califf Robert Califf, M.D.	Director	March 4, 2020

/s/ Santo J. Costa Santo J. Costa	Director	March 4, 2020

/s/ John T. Henderson John T. Henderson, M.B., Ch. B.	Director	March 4, 2020

/s/ Edward M. Kaye Edward M. Kaye, M.D.	Director	March 4, 2020

/s/ B. Lynne Parshall B. Lynne Parshall, Esq.	Director	March 4, 2020

/s/ Sandford D. Smith Sandford D. Smith	Director	March 4, 2020

/s/ Wendell Wierenga Wendell Wierenga, Ph. D..	Director	March 4, 2020